UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 2, 2015

GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3135 Easton Turnpike,

Fairfield, Connecticut 06828-0001

(Address of principal executive offices) (Zip Code)

203-373-2211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 3, 2015, General Electric Company (“GE”) completed the previously announced realignment and reorganization (the “Reorganization”) of the businesses of General Electric Capital Corporation (“GECC”). The Reorganization was effected as part of GE’s plan announced on April 10, 2015 (the “GE Capital Exit Plan”) to reduce the size of its financial services businesses through the sale of most of GECC’s assets and to focus on continued investment and growth in GE’s industrial businesses.

The Reorganization included the following transactions:

•	GE separated GECC’s international and U.S. operations;

•	GECC’s international operations were consolidated under a new U.K.-based international holding company, GE Capital International Holdings Limited (“GE Capital International Holdings”), which has a separate capital structure and will be supervised by the U.K. Prudential Regulation Authority;

•	Effective December 3, 2015, GE Capital International Holdings assumed the guarantee (the “Guarantee Assumption”) originally provided by GECC of the notes issued by GE Capital International Funding Company, a finance subsidiary, in the exchange offers completed in October 2015. These new notes continue to be guaranteed by GE;

•	GE Capital International Holdings became the holding company of four foreign financing companies (the “Foreign Fundcos”) that have been used to finance GECC’s operations (i.e., GE Capital Australia Funding Pty Ltd, GE Capital Canada Funding Company, GE Capital UK Funding and GE Capital European Funding), and provided a guarantee of the outstanding debt obligations of the Foreign Fundcos, which also continue to be guaranteed by GE;

•	GECC’s U.S. operations were consolidated under a new U.S. holding company, GE Capital US Holdings, Inc. (“GE Capital US Holdings”);

•	Effective December 2, 2015, GECC merged with and into GE (the “Merger”) to assure compliance with debt covenants as GECC exits the assets planned for disposition. Upon the Merger, the obligations of GECC under its then outstanding debt obligations were assumed by GE (the “GE Debt Assumption”);

•	GE Capital Global Holdings, LLC (“New GECC”), a new U.S. intermediate holding company owned by GE, replaced GECC as the holding company of GECC’s operations, and New GECC became the holding company of GE Capital International Holdings and GE Capital US Holdings; and

•	In a series of transactions effected under Delaware corporate law, holders of the preferred stock originally issued by GECC, with an aggregate liquidation preference of $5 billion, received preferred stock newly issued by GE (the “New GE Preferred Stock”), with an aggregate liquidation preference of approximately $5.9 billion.

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2015, as part of the GE Debt Assumption, GE, GECC and The Bank of New York Mellon entered into the Second Global Supplemental Indenture (the “Second Global Supplemental Indenture”) to (i) the Third Amended and Restated Indenture, dated as of February 27, 1997, (ii) the Indenture, dated as of September 1, 1982, (iii) the Amended and Restated Indenture, dated as of June 1, 1994, and (iv) the Second Amended and Restated Indenture, dated as of June 1, 1994, with respect to debt issued under GECC’s U.S. medium term note programs, pursuant to which GE assumed all obligations of GECC thereunder.

A copy of the Second Global Supplemental Indenture is included as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation.

On December 2, 2015, as part of the GE Debt Assumption and as a result of the Merger, GE succeeded to GECC and assumed the obligations of GECC under all of GECC’s outstanding indebtedness and other financial obligations, including:

•	approximately $67.5 billion in senior unsecured, subordinated and senior secured notes issued or guaranteed by GECC pursuant to the GECC U.S. medium term note programs, including indebtedness pursuant to the Second Global Supplemental Indenture; and

•	approximately $55.2 billion of senior and subordinated debt securities issued or guaranteed by GECC under the GE Capital European medium term note program for issuances by GECC, GE Capital European Funding, GE Capital UK Funding and/or GE Capital Australia Funding Pty Ltd.

GE assumed such obligations by operation of law and also entered into supplemental indentures (including supplemental indentures with respect to all indentures pursuant to which GECC had issued and outstanding registered securities), supplemental fiscal and paying agency agreements and other agreements and instruments to evidence GE’s succession to GECC and assumption of such indebtedness and financial obligations as and to the extent required by the terms thereof. The senior unsecured, subordinated and senior secured notes and guarantee obligations assumed were issued or incurred at various times, generally on then-current market terms available to the relevant issuer, and, generally, may only be accelerated upon certain customary events of default, including the failure to pay interest, principal or premium, if any, when due, failure to observe or perform covenants applicable to the relevant series of notes which remains uncured for a specified period after notice thereof, acceleration of other indebtedness, and certain events of bankruptcy, in each case, as and to the extent specified in the indenture or fiscal and paying agency agreement or terms and conditions of the relevant notes.

On December 2, 2015, as part of the GE Debt Assumption and as a result of the Merger, GE succeeded to and assumed four issuances of notes (collectively, the “NYSE Listed Notes”) of GECC listed on the New York Stock Exchange:

•	Pursuant to the Second Global Supplemental Indenture, GE succeeded to and assumed $825,000,000 aggregate principal amount 4.875% Notes Due October 15, 2052 (CUSIP: 369622428; NYSE:GEB); $632,500,000 aggregate principal amount 4.875% Notes Due January 29, 2053 (CUSIP: 369622410; NYSE: GEH); and $732,127,000 aggregate principal amount 4.70% Notes Due May 16, 2053 (CUSIP: 369622394; NYSE: GEK).

•	Pursuant to the Second Global Supplemental Indenture, dated as of December 2, 2015, to the Indenture, dated August 1, 1995, by and among GECC, GE and The Bank of New York Mellon, as trustee, GE succeeded to and assumed $210,896,000 aggregate principal amount of GECC’s 7 1⁄2% Guaranteed Subordinated Notes due August 21, 2035 (CUSIP: 36959CAA6; NYSE: GE/35).

Following the completion of the Merger, the NYSE Listed Notes continue to be listed on the New York Stock Exchange and have the same ticker symbols and CUSIP numbers.

The notes described above, and certain other debt securities issued by or guaranteed by GECC, benefited from the guarantee of GE provided pursuant to the Amended and Restated Agreement between GE and GECC, dated April 10, 2015 and various supplemental indentures entered into in connection therewith. As a result of the Merger and GE Debt Assumption, the Amended and Restated Agreement and the supplemental indentures have terminated according to their terms.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Items 1.01, 2.03, 5.03 and 8.01 is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2015, GE issued the New GE Preferred Stock, consisting of 2,777,625 shares of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, with a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), 2,072,525 shares of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, with a liquidation preference of $1,000 per share (the “Series B Preferred Stock”) and 1,094,100 shares of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, with a liquidation preference of $1,000 per share (the “Series C Preferred Stock”).

The terms of each series of the New GE Preferred Stock are more fully described in the Certificate of Amendment to GE’s Restated Certificate of Incorporation (the “Certificate of Amendment”), a copy of which is included as Exhibit 3.1 hereto and is incorporated by reference herein. The Certificate of Amendment, which was filed on December 2, 2015 with the Secretary of State of the State of New York, amends GE’s Restated Certificate of Incorporation to fix the rights, powers, designations, preferences, qualifications, limitations and restrictions, among other things, relating to each series of the New GE Preferred Stock.

The New GE Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of GE. The New GE Preferred Stock is also a perpetual equity security. As such, the New GE Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. However, the New GE Preferred Stock may be redeemed by GE, to the extent of legally available funds, at its option, either in whole or in part, on any dividend payment date on or after June 15, 2022 (in respect of the Series A Preferred Stock), December 15, 2022 (in respect of the Series B Preferred Stock) or June 15, 2023 (in respect of the Series C Preferred Stock), in each case, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The New GE Preferred Stock will rank senior to GE’s common stock but will not have any voting rights. However, if GE fails to pay, or declare and set apart for payment, dividends on outstanding shares of any series of New GE Preferred Stock for three semi-annual or six quarterly dividend periods, whether or not consecutive, the holders of the shares of such series of New GE Preferred Stock shall have the right, voting as a class, to elect two members of the Board of Directors of GE to hold office for a term of one year.

Subject to certain exceptions, so long as any series of New GE Preferred Stock remains outstanding, no dividend or distribution may be declared or paid on the shares of GE’s common stock or any other class or series of junior stock, and no common stock or any other class or series of junior or parity stock may be purchased, redeemed or otherwise acquired for consideration by GE or any of its subsidiaries unless the full dividends for the preceding dividend period on all outstanding shares of such series of New GE Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

The terms of the New GE Preferred Stock also provide that GE may not, absent an amendment to GE’s Certificate of Incorporation, issue any class or series of capital stock that, by its terms, expressly provides that it ranks senior to the New GE Preferred Stock with respect to the payment of dividends or distributions of assets upon liquidation, dissolution or winding up of GE. Such an amendment to GE’s Certificate of Incorporation would, under the New York Business Corporation Law, require the consent of the holders of a majority of the common stock voting separately as a class and the holders of a majority of each series of New GE Preferred Stock voting together as a class with any other series of preferred stock entitled to vote thereon.

Item 8.01	Other Events.

The information in the “Explanatory Note” above is incorporated by reference herein.

In connection with the issuance of New GE Preferred Stock, the following documents are being filed herewith and shall be incorporated by reference into the registration statement on Form S-3 (SEC File No. 333-186882), as amended, which became automatically effective on February 26, 2013: (i) Certificate of Amendment to GE’s Restated Certificate of Incorporation with respect to the New GE Preferred Stock, dated December 2, 2015, (ii) Forms of Certificates representing each series of the New GE Preferred Stock and (iii) validity opinion with respect to each series of the New GE Preferred Stock.

Upon consummation of the Merger, GECC ceased to report under the Securities Exchange Act of 1934, but GE will continue to report under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed herewith:

Exhibit 3.1	Certificate of Amendment to GE’s Restated Certificate of Incorporation with respect to each series of the New GE Preferred Stock, dated December 2, 2015.

Exhibit 4.1	Forms of Certificates representing each series of the New GE Preferred Stock.

Exhibit 4.2	Second Global Supplemental Indenture, dated as of December 2, 2015, to (i) the Third Amended and Restated Indenture, dated as of February 27, 1997, (ii) the Indenture, dated as of September 1, 1982, (iii) the Amended and Restated Indenture, dated as of June 1, 1994, and (iv) the Second Amended and Restated Indenture, dated as of June 1, 1994, made among General Electric Capital Corporation, General Electric Company and The Bank of New York Mellon, as trustee

Exhibit 5.1	Opinion of Weil, Gotshal & Manges LLP regarding validity of each series of the New GE Preferred Stock.

Exhibit 23.1	Consent of Weil, Gotshal & Manges LLP is included in its opinion referred to in Exhibit 5.1 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL ELECTRIC COMPANY

Date: December 3, 2015	By:	/s/ Daniel C. Janki
Name: Daniel C. Janki
Title: Senior Vice President and Treasurer